                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                           --------------------------


       Date of Report (Date of earliest event reported): December 9, 2003

                               HOME DIRECTOR, INC.
                               -------------------
             (Exact name of registrant as specified in its charter)



       Delaware                                        52-2143430
--------------------------                     -----------------------
(State or other jurisdiction                   (I.R.S. Employer
 of incorporation)                              Identification Number)



                                    333-86873
                            (Commission File Number)


              2525 Collier Canyon Road, Livermore, California 94551
               (Address of principal executive office) (Zip Code)

       Registrant's telephone number, including area code: (925) 373-0438

Item 5. Other Events and Required FD Disclosure

         Home Director, Inc. announced that on December 9, 2003, it sold units of its equity securities for approximately $1.4 million in a private offering. Net proceeds to the company were $1,241,915. The company sold a total of 1,644,616 units, each consisting of one share of common stock and one three-year warrant to purchase one share of common stock, at a purchase price of $0.854 per unit. Each warrant is exercisable at $1.068 per share.

         The securities sold in the private offering have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or an exemption from applicable registration requirements. This report does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 11, 2003

                                       HOME DIRECTOR, INC.

                                       (Registrant)



                                       By: /s/ Daryl Stemm
                                         -------------------------------------
                                       Daryl Stemm
                                       Chief Financial Officer and Secretary



                                       3